YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Exhibit 99.2

TRINITY CAPITAL CORPORATION

Your phone or Internet authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 9:59 p.m., Mountain Time, on February 25, 2019.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

Proposal	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 1, 2018, by and among Enterprise Financial Services Corp ("Enterprise"), Enterprise Bank & Trust, Enterprise's wholly-owned subsidiary bank, Trinity Capital Corporation ("Trinity") and Los Alamos National Bank, Trinity's wholly-owned subsidiary bank, pursuant to which Trinity will merge with and into Enterprise, with Enterprise surviving the merger (the "Merger Proposal"). The merger is more fully described in the accompanying proxy statement/prospectus, and a copy of the Merger Agreement is included as Appendix A thereto.	☐	☐	☐
2. To approve a non-binding advisory resolution to approve the compensation that will or may become payable to certain named executive officers of Trinity in connection with the merger.	☐	☐	☐
3. To adjourn or postpone the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.	☐	☐	☐

4. To transact any other business as may properly come before the special meeting or any adjournments or postponements thereof.

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________, 2019

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held February 26, 2019

The Notice and Proxy Statement are available at http://www.cstproxy.com/trinitycapitalcorp/sm2019

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TRINITY CAPITAL CORPORATION

The undersigned appoints Britta Andersson and Patrick T. Browder, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Trinity Capital Corporation held of record by the undersigned at the close of business on January 22, 2019 at the Special Meeting of Stockholders of Trinity Capital Corporation to be held on February 26, 2019, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL NOS. 1, 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)